EXHIBIT 23
              CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-12185) pertaining to the Burr-Brown Corporation Future Invest-ment Trust of our report dated May 19, 1995, with respect to the financial statements and schedules of the Burr-Brown Corporation Future Investment Trust included in this Annual Report (Form 11-K) for the year ended December 30, 1994.

ERNST & YOUNG, LLP
Tucson, Arizona
June 21, 1995